UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 28, 2012

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 East Foothill Blvd. Pasadena, CA 91107	(626) 765-2000
(Address of Principal Executive Offices)	(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 28, 2012, Green Dot Corporation (“Green Dot”) entered into a Separation Agreement and General Release of Claims (the “Agreement”) with William Sowell, its former Chief Operating Officer, to provide for the terms of his separation from and associated release of claims against Green Dot. Mr. Sowell's separation was previously reported in a Current Report on Form 8-K filed by Green Dot with the Securities and Exchange Commission on November 15, 2012.
Pursuant to the terms of the Agreement, Mr. Sowell will receive a separation payment of $410,000 at the time of his termination. Mr. Sowell will also be eligible to continue his group health plan coverage at his own expense through COBRA.
The foregoing descriptions of the Agreement are qualified in their entirety by reference to Agreement which is being filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Number	Description
10.01	Separation Agreement and General Release of Claims, dated December 28, 2012, between Green Dot Corporation and William Sowell.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ JOHN C. RICCI
John C. Ricci
General Counsel and Secretary

Date: January 3, 2013

EXHIBIT INDEX

Number	Description
10.01	Separation Agreement and General Release of Claims, dated December 28, 2012, between Green Dot Corporation and William Sowell.